Exhibit 10.2

                            Resolutions Adopted at a
                      Meeting of the Board of Directors of
                             C&D Technologies, Inc.
                                 April 27, 1999
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     WHEREAS, the Corporation  sponsors the C&D Technologies,  Inc. Pension Plan for Salaried Employees (the "Plan");

     WHEREAS, the Corporation desires to extend the Plan to salaried U.S. employees of the Dynasty Division (formerly the Specialty Battery Division of Johnson Controls, Inc.) effective March 1, 1999; and

     WHEREAS, the Corporation also desires to establish a defined benefit plan for U.S. employees represented by a collective bargaining agent at the Dynasty Division which substantially reflects the plan in effect for such employees at the Specialty Battery Division of Johnson Controls, Inc., effective on and after March 1, 1999;

     NOW THEREFORE BE IT RESOLVED, that effective March 1, 1999, all salaried U.S. employees of the Dynasty Division shall be eligible employees under the Plan effective March 1, 1999 and years of service for Johnson Controls, Inc. shall be recognized as if such service was performed for the Corporation but only for purposes of eligibility to participate and for vesting and such years of service shall be disregarded for every other purpose under the Plan including but not limited to benefit accrual service.

     RESOLVED, that a plan shall be established covering U.S. employees of the Dynasty Division represented by a collective bargaining agent which substantially reflects the defined benefit plan in effect for such employees at the Specialty Battery Division of Johnson Controls, Inc. and such plan shall be effective March 1, 1999 recognizing service under the Johnson Controls, Inc. plan and service after March 1, 1999 but offsetting the benefit earned under the Johnson Controls, Inc. plan.

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to take all such further action and to execute all such further instruments and documents in the name of and on behalf of the Corporation, under its corporate seal or otherwise, and to pay all such costs and expenses as shall be necessary or appropriate in order to carry out the intent and accomplish the purposes of the foregoing resolutions.